For Immediate Release
October 19, 2007

AJS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS
AND CASH DIVIDEND

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $245,000 for the quarter ended September 30, 2007 as compared to $248,000 for the same quarter in 2006.  Basic and diluted earnings per share were $0.12 for both the quarters ended September 30, 2007 and September 30, 2006.  Average shares outstanding during the comparative periods ended September 30, 2007 and 2006 were 2,111,860 and 2,117,834, respectively.  Diluted average shares outstanding were 2,135,863 and 2,137,037 for the same comparative periods, respectively. The decrease in net income resulted from a decrease in net interest income, offset by an increase in non-interest income and a decrease in non-interest expense during the comparable quarters.

The Company’s Board of Directors announced that it has declared a quarterly dividend of $0.11 cents per share. The dividend is payable on November 23, 2007, to stockholders of record on November 9, 2007.  AJS Bancorp, MHC (the “MHC”), the Company’s mutual holding company parent, intends to waive 100% of the quarterly dividend due on its 1,227,544 shares.  At September 30, 2007, the Company held cash totaling $19.9 million.  At September 30, 2007 each of the Bank’s tier 1 capital and tangible capital ratios was 11.4%, and its risk-based capital ratio was 24.9%.

Total assets at September 30, 2007 were $256.0 million, a decrease of $10.5 million or 4.0% from $266.5 million at December 31, 2006.  The decrease in total assets reflects decreases in cash and cash equivalents, certificates of deposit, and loans receivable, partially offset by an increase in securities and other assets.  There was a decrease of $24.0 million or 54.7% in cash and cash equivalents to $19.9 million at September 30, 2007 from $43.8 million at December 31, 2006.  Certificates of deposit decreased $2.1 million or 38.1% to $3.4 million at September 30, 2007 compared to $5.5 million at December 31, 2006.  Loans receivable decreased $3.3 million to $135.1 million at September 30, 2007 from $138.4 million at December 31, 2006.  The decrease in loans was primarily in the commercial loan category.  Securities increased $16.0 million or 23.3% to $85.0 million at September 30, 2007 from $69.0 million at December 31, 2006.  The increase in securities reflects purchases of fixed-rate government-backed notes and bonds and mortgage-backed securities. The average term to maturity of the fixed-rate note and bond securities was 26 months; the average term to maturity of the mortgage-back securities was 120 months.   These investments provided slightly higher yields than overnight federal fund investments.  Other assets increased $2.8 million to $5.8 million at September 30, 2007 from $3.0 million at December 31, 2006.  The increase in other assets is primarily due to the purchase of $3.0 million in bank owned life insurance in August of 2007.  The Company is the sole owner and beneficiary of this life insurance, and the asset will be used to offset the costs of existing benefits for the employees.  Total liabilities decreased $10.7 million or 4.5% to $227.1 million from $237.8 million primarily due to a decrease in deposits of $7.1 million to $195.1 million at September 30, 2007 from $202.2 million at December 31, 2006.

The Company had non-performing assets of $412,000 at September 30, 2007 and $540,000 at December 31, 2006.  The decrease in non-performing assets primarily reflects the sale of the Company’s $182,000 other real estate owned that settled in July 2007.  The allowance for loan losses was $1.6 million at September 30, 2007 and at December 31, 2006.  Our ratio of allowance for loan losses to gross loans receivable was 1.15% at September 30, 2007 and 1.16% at December 31, 2006.

Stockholders’ equity increased $143,000 to $28.9 million at September 30, 2007 from $28.8 million at December 31, 2006.  The increase in stockholders’ equity was primarily due to net income of $655,000 for the nine months ended September 30, 2007 and an increase in other comprehensive income reflecting the higher fair market value of securities available for sale.  These increases were offset by common stock repurchases totaling $711,000 or 29,408 shares that took place during the nine months ended September 30, 2007.

INCOME INFORMATION –THREE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006:

Net interest income decreased by $145,000 or 8.7% to $1.5 million for the quarter ended September 30, 2007 from $1.7 million for the same quarter in 2006.  The decrease in net interest income primarily reflects the cost of average interest-bearing liabilities increasing at a faster pace than the average yield earned on interest-earning assets, and the resulting decrease in the net interest rate spread.  The higher cost of interest-bearing liabilities is primarily due to the continued rise in market rates for deposits, which generally reflect changes in short-term interest rates.  Our net interest rate spread decreased 24 basis points to 2.10% from 2.34% while our net interest margin decreased 21 basis points to 2.48% from 2.69%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.07% for the three months ended September 30, 2007 from 112.31% for the same period in 2006.

There was no provision for loan losses for the three months ended September 30, 2007 and a $16,000 negative provision for loan losses for the three months ended September 30, 2006.  Loan loss provisions are made to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the three months ended September 30, 2007.  Should any unforeseen risks present themselves, management may need to make provisions for loan losses.

Non-interest income increased $25,000 or 11.0% to $252,000 for the quarter ended September 30, 2007 compared to $227,000 for the same quarter in 2006.  Insurance commissions increased $36,000 or 85.7% to $78,000 for the quarter ended September 30, 2007 compared to $42,000 for the quarter ended September 30, 2006.  Insurance commissions increased due to a commission earned on the Company’s bank owned life insurance purchase.  The Company purchased bank-owned life insurance based upon, in part, investment advice and guidance provided by the Company’s insurance and investment department.  Therefore, the Company’s insurance and investment department recorded a $45,000 commission earned on the Company’s purchase of bank-owned life insurance.  Service charges on deposit accounts decreased $16,000 or 12.2% to $115,000 for the quarter ended September 30, 2007 compared to $131,000 for the comparative quarter in 2006.  The decrease in service charges on deposit accounts is primarily due to a decrease in demand deposit fee income.  The decrease in demand deposit fee income reflects a reduction in the number demand deposit accounts, even while the balances in the demand deposit accounts have increased.

Non-interest expense decreased by $110,000 or 7.2% to $1.4 million for the three months ended September 30, 2007 compared to $1.5 million for the same period ended in 2006.   The decrease was primarily due to decreases in salaries and employee benefits, advertising and promotion costs, and other non-interest expense.  Salaries and employee benefits decreased $71,000 or 8.2% to $796,000 for the quarter ended September 30, 2007 compared to $867,000 for the same period in 2006.  Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees for the comparable periods.  Advertising and promotion costs decreased $18,000 or 23.7% to $58,000 for the quarter ended September 30, 2007 compared to $76,000 for the same period in 2006.  Advertising and promotion costs decreased due to a reduction in the placement of radio and newspaper advertisements during the quarter.  Other non-interest expense decreased $17,000 or 6.3% to $253,000 for the three months ended September 30, 2007 compared to $270,000 for the same period in 2006.  The decrease in other non-interest expense was primarily due to a decrease in the net loss on the sale of real estate recorded during the three months ended September 30, 2007 compared to the net loss on the sale of real estate recorded during the three months ended September 30, 2006.

Our federal and state taxes decreased $23,000 or 15.4% to $126,000 for the quarter ended September 30, 2007 from $149,000 during the same period of 2006.  This is primarily due to the purchase of state tax-exempt securities during the nine-month period ended September 30, 2007 and lower pre-tax income during the three months ended September 30, 2007.

INCOME INFORMATION – NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006:

Net interest income decreased by $232,000 or 4.7% to $4.7 million for the nine months ended September 30, 2007 from $5.0 million for the same period in 2006.  The decrease in net interest income reflects the cost of average interest-bearing liabilities increasing at a faster pace than the average interest-earning assets yield increased, resulting in a decrease in net interest rate spread.  Average interest earning assets were $253.2 million and $249.7 million during the comparative 2007 and 2006 nine-month periods while the average yield was 5.57% and 5.35%, respectively. Our net interest rate spread decreased 23 basis points to 2.09% from 2.32% while our net interest margin decreased 16 basis points to 2.49% from 2.65%.  The ratio of average interest-earning assets to average interest-bearing liabilities increased to 113.16% for the nine months ended September 30, 2007 from 112.26% for the same period in 2006.  The decrease in our net interest rate spread and net interest margin is primarily due the flat yield curve which has resulted in rising short term interest rates with longer term interest rates remaining remained stable.

There was a negative provision for loan losses of $71,000 for the nine months ended September 30, 2007 compared to a $28,000 negative loan loss provision for the nine months ended September 30, 2006.  There was $21,000 in loan loss recoveries and $50,000 in negative provisions during the nine months ended September 30, 2007, and $28,000 in recoveries during the nine months ended September 30, 2006.  Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  Management concluded that no additional provisions were necessary during the nine months ended September 30, 2007.  Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the nine months ended September 30, 2007.  Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income decreased to $612,000 for the nine months ended September 30, 2007 from $716,000 for the comparable period in 2006.  The $104,000 decrease was the result of decreases in insurance commission income, service charges on accounts, and other non-interest income for the nine months ended September 30, 2007 when compared to the nine months ended September 30, 2006.  Insurance commission income decreased $46,000 or 30.7% to $104,000 for the nine months ended September 30, 2007 compared to $150,000 for the nine months ended September 30, 2006.  Insurance commissions decreased primarily due to a reduction in the staff of our insurance and investment division.  Other non-interest income decreased $33,000 or 18.1% to $149,000 for the nine months ended September 30, 2007 compared to $182,000 for the nine months ended September 30, 2006.  Other non-interest income decreased primarily due to a decrease in the gain on loans held for sale.  The Company had sold new mortgage originations into the secondary market during the nine months ended September 30, 2006, however, the Company retained all new mortgage loan originations during the nine months ended September 30, 2007.  The Company may sell mortgage loan originations in the future.  The decrease in gain on loans held for sale was offset by an increase in other income due to the increase in the carrying value on the Company’s bank-owned life insurance.

Non-interest expense decreased $123,000 or 2.7% to $4.4 million for the nine-month period ended September 30, 2007 from $4.5 million for the same period in 2006.  The decrease was primarily due to lower salaries and employee benefit costs for the nine months ended September 30, 2007 compared to the same period in 2006, offset by an increase in other non-interest expense.  Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees for the comparable periods.  The increase in other non-interest expense was primarily due to a $73,000 additional write down of the Company’s other real estate owned that occurred during the nine months ended September 30, 2007.

Our federal and state taxes decreased $83,000 to $365,000 for the nine months ended September 30, 2007 from $448,000 in the same period of 2006.  This is primarily due to the purchase of state tax-exempt securities during the nine-month period ended September 30, 2007 and lower pre-tax income during the period.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”,  “should”, “planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Sep-07	31-Dec-06
ASSETS

Cash and due from financial Institutions	$19,881	$36,617
Federal funds sold	0	7,231
TOTAL CASH AND CASH EQUIVALENTS	19,881	43,848

Certificates of Deposit	3,397	5,490
Securities	85,020	68,978
Loans receivable net of allowance for loan loss
of $1,566 at September 30, 2007, and $1,619
at December 31, 2006.	135,089	138,377
Federal Home Loan Bank Stock	2,450	2,450
Premises and equipment	4,304	4,342
Accrued interest receivable & other assets	5,831	3,028
TOTAL ASSETS	$255,972	$266,513

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	195,054	202,176
Federal Home Loan Bank advances	24,850	28,750
Advance payments by borrowers for taxes
and insurance	2,151	1,655
Accrued expenses and other liabilities	5,025	5,183

TOTAL LIABILITIES	227,080	237,764
TOTAL EQUITY	28,892	28,749
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY	$255,972	$266,513

	30-Sep-07	30-Sep-06
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$6,344	$6,967
Securities	2,796	2,093
Interest earning deposits & other	1,290	820
Federal funds sold	146	144
TOTAL INTEREST INCOME	10,576	10,024

INTEREST EXPENSE ON DEPOSITS
Deposits	4,974	4,091
Federal Home Loan Bank & Other	868	967
Total Interest Expense	5,842	5,058
NET INTEREST INCOME	4,734	4,966
Provision for loan losses	(71)	(28)
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,805	4,994

NON-INTEREST INCOME
Insurance commissions	104	150
Service charges on accounts	359	384
Other	149	182
TOTAL NON-INTEREST INCOME	612	716

NON-INTEREST EXPENSE
Salaries and employee benefits	2,446	2,584
Occupancy	622	642
Advertising & promotion	193	206
Data processing	255	276
Other	881	812
TOTAL NON-INTEREST EXPENSE	4,397	4,520

INCOME BEFORE INCOME TAXES	1,020	1,190
Income tax expense	365	448
NET INCOME	$655	$742

Earnings per share, basic	$0.31	$0.35
Earnings per share, diluted	$0.31	$0.35

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 9/30/07
(Unaudited)
	For the Three	For the Three
	Months ended	Months ended
	9/30/2007	9/30/2006
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,128	$2,379
Securities	1,057	705
Interest earning deposits & other	270	291
Federal Funds Sold	17	85
TOTAL INTEREST INCOME	3,472	3,460

INTEREST EXPENSE ON DEPOSITS
Deposits	1,661	1,467
Federal Home Loan Bank & Other	281	318
Total Interest Expense	1,942	1,785
NET INTEREST INCOME	1,530	1,675
Provision for loan losses	0	(16)
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	1,530	1,691

NON-INTEREST INCOME
Insurance commissions	78	42
Service charges on deposit accounts	115	131
Other	59	54
TOTAL NON-INTEREST INCOME	252	227

NON-INTEREST EXPENSE
Salaries and employee benefits	796	867
Occupancy	217	222
Advertising & promotion	58	76
Data processing	87	86
Other	253	270
TOTAL NON-INTEREST EXPENSE	1,411	1,521

INCOME BEFORE INCOME TAXES	371	397
Income Tax Expense	126	149
NET INCOME	$245	$248

Earnings per share, basic	$0.12	$0.12
Earnings per share, diluted	$0.12	$0.12

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	September 30, 2007	December 31, 2006
	(In thousands)
Selected Financial Highlights:
Total assets	$255,972	$266,513
Loans receivable, net	135,089	138,377
Securities	85,020	68,978
Deposits	195,054	202,176
Federal Home Loan Bank advances	24,850	28,750
Stockholders' equity	28,892	28,749

Book value per share (1)	13.82	13.47

Number of shares outstanding (2)	2,090,909	2,134,304

	Three months ended	Three months ended
	September 30, 2007	September 30, 2006
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,472	$3,460
Total interest expense	1,942	1,785
Net interest income	1,530	1,675
Provision for loan losses	0	(16)
Net interest income after provision
for loan losses	1,530	1,691
Noninterest income	252	227
Noninterest expense	1,411	1,521
Income before taxes	371	397
Income tax provision	126	149
Net income	245	248

Basic earnings per share	$0.12	$0.12
Diluted earnings per share	$0.12	$0.12

	Three months ended	Three months ended
	September 30, 2007	September 30, 2006

Selected Operating Ratios:
Return on average assets	0.38%	0.39%
Return on average equity	3.40%	3.52%
Interest rate spread during the period	2.10%	2.34%
Net interest margin	2.48%	2.69%
Average interest-earning assets to average interest-
bearing liabilities	112.07%	112.31%
Efficiency ratio (3)	79.18%	79.97%

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$10,576	$10,024
Total interest expense	5,842	5,058
Net interest income	4,734	4,966
Provision for loan losses	(71)	(28)
Net interest income after provision
for loan losses	4,805	4,994
Noninterest income	612	716
Noninterest expense	4,397	4,520
Income before taxes	1,020	1,190
Income tax provision	365	448
Net income	655	742

Earnings per share, basic	$0.31	$0.35
Earnings per share, diluted	$0.31	$0.35

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006

Selected Operating Ratios:
Return on average assets	0.34%	0.38%
Return on average equity	3.02%	3.52%
Interest rate spread during the period	2.09%	2.32%
Net interest margin	2.49%	2.65%
Average interest-earning assets to average interest-
bearing liabilities	113.16%	112.26%
Efficiency ratio (3)	82.25%	79.55%

	As of	As of
	September 30, 2007	December 31, 2006
Asset Quality Ratios:
Non-performing assets to total assets	0.16%	0.20%
Allowance for loan losses to non-performing loans	380.10%	299.81%
Allowance for loan losses to loans receivable, gross	1.15%	1.16%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.